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                                                                   EXHIBIT 4.7


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is executed as of March 5, 2002, by and among TYLER TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and BANK OF TEXAS, N.A., a national banking association ("Lender").

                                   WITNESSETH:

         WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated February 27, 2002, pursuant to which Lender agreed to make the Loan (as therein defined) available to Borrower (as heretofore or hereafter amended, the "Credit Agreement")(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Credit Agreement); and

         WHEREAS, pursuant to the Credit Agreement, Borrower executed that certain Promissory Note dated the date of the Credit Agreement in the stated principal amount of $8,000,000 (the "Note"); and

         WHEREAS, Borrower has requested that Lender (i) increase the principal amount of the Commitment from $8,000,000 to $10,000,000, and (ii) delete the $5,000,000 limit on the aggregate amount of Letter of Credit Exposure; and

         WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such requests.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

                             ARTICLE I - AMENDMENTS

SECTION 1.1 INCREASE OF COMMITMENT. The definition of Commitment set forth in the Credit Agreement is hereby amended and restated in its entirety as follows:

         "Commitment" shall mean the obligation of Lender to make Advances or issue Letters of Credit pursuant to this Agreement in an aggregate amount of principal outstanding at any time and Letter of Credit Exposure not to exceed $10,000,000, as the same may be increased with the express written consent of Lender or decreased pursuant to the terms of this Agreement.

SECTION 1.2 DELETION OF LETTER OF CREDIT SUBLIMIT. Section 2.1(c) in the Credit Agreement is hereby amended and restated in its entirety as follows:

         SECTION 2.1(c) LETTERS OF CREDIT. LETTERS OF CREDIT. During the Credit Period, Lender agrees, subject to the terms and conditions set forth in this Agreement, to issue, upon request by Borrower, Letters of Credit for the account of Borrower (or a Guarantor designated by Borrower), provided, that, immediately after each such Letter of Credit is issued, the aggregate amount of the Letter of Credit Exposure plus Outstanding Advances shall not exceed the lesser of (x) the Borrower Base and (y) the maximum amount of the Commitment. All amounts Lender is required to advance under any Letter of Credit shall be deemed an Advance hereunder and shall bear interest as provided herein, and Borrower shall be liable for all costs and expenses, including, but not limited to, attorney's fees and court costs, relating to such Letter of Credit, or




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         any action related to such Letter of Credit, incurred by Lender in connection with such Letter of Credit.

                           ARTICLE II - MISCELLANEOUS

SECTION 2.1. CONDITION TO CLOSING. As a condition to the closing of the Amendment, Borrower shall execute and deliver an amended and restated Note in the amount of the Commitment as amended hereby. In addition, Borrower understands and agrees that Borrower shall be required to deliver to Lender the financial statement required by Section 8.1(a) of the Credit Agreement for its 2001 fiscal year as a condition to the first funding under the Credit Agreement. The parties hereto shall also execute such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests of all other collateral instruments, as modified by this Amendment.

SECTION 2.2. CONTINUING EFFECT. Except as modified and amended hereby, the Credit Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

SECTION 2.3. PAYMENT OF EXPENSES. Borrower agrees to pay to Lender the reasonable attorneys' fees and expenses of Lender's counsel and other expenses incurred by Lender in connection with this Amendment.

SECTION 2.4. BINDING AGREEMENT. This Amendment shall be binding upon, and shall inure to the benefit of, the parties' respective representatives, successors and assigns.

SECTION 2.5. NO DEFENSES. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, this Amendment or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

SECTION 2.6. USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Amendment, the Note or any other Loan Document, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Note or otherwise in connection with the Note shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Note is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Note or on account of any other principal indebtedness of the maker to the holders of such Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the maker. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness of the maker to the holder of such Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.


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               The terms "maximum amount" or "maximum rate" as used in this
Amendment or the Note, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the "weekly ceiling"; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loan from being governed by, or construed in accordance with, any other state or federal law.

SECTION 2.7. COUNTERPARTS. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

SECTION 2.8. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

SECTION 2.9. ENTIRE AGREEMENT. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

                                        LENDER:

                                        BANK OF TEXAS, N.A.,
                                        a national banking association


                                        By:
                                           -----------------------------------
                                                Mark Wade
                                                Senior Vice President



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


                                        BORROWER:


                                        TYLER TECHNOLOGIES, INC.
                                        a Delaware corporation


                                        By:
                                           -----------------------------------
                                                Brian K. Miller,
                                                Vice President-Finance

                              CONSENT OF GUARANTORS

          Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing amendment and expressly acknowledges and agrees that (a) its Guaranty shall guaranty, and the Security Agreement executed by it shall secure, the Loan as amended hereby, and (b) except as may be modified to incorporate the terms of this Amendment, the Guaranty of the other Loan Documents to which it is a part, are and shall continue in full force and effect.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Consent to be duly executed by its authorized officer.

                                    GUARANTORS:

                                    APPRAISAL RECORDS SERVICES, INC.,
                                    a Texas corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041



                                    AUTOMATED RECORDS SERVICES, INC.,
                                    a Texas corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041



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


                                    COLE LAYER TRUMBLE COMPANY, a
                                    Delaware corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041


                                    EAGLE COMPUTER SYSTEMS, INC.,
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041

                                    FUNDBALANCE, INC.,
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041

                                    INTERACTIVE COMPUTER DESIGNS,
                                    a Texas corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041


                                    MUNIS, INC., a Maine corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041


                                    NATIONSDATA.COM, INC.,
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041



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


                                    THE SOFTWARE GROUP, INC.,
                                    a Texas corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041


                                    TYLER LEASING, INC.,
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                          Brian K. Miller,
                                          Vice President-Finance

                                    Address: c/o Tyler Technologies, Inc.
                                    5949 Sherry Lane, Suite 1400
                                    Dallas, Texas  75225
                                    Attention:  Treasurer
                                    Fax: (214) 547-4041



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